UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 1, 2025

MSP Recovery, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-39445 (Commission File Number)	84-4117825 (I.R.S. Employer Identification No.)

3150 SW 38th Avenue Suite 1100 Miami, Florida		33146
(Address of principal executive offices)		(Zip Code)

(305) 614-2222

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common stock, $0.0001 par value per share	MSPR	Nasdaq Capital Market

Redeemable warrants, each lot of 4,375 warrants exercisable for one share of Class A common stock at an exercise price of $50,312.50 per share	MSPRW	Nasdaq Capital Market

Redeemable warrants, each lot of 4,375 warrants exercisable for one share of Class A common stock at an exercise price of $0.4375 per share	MSPRZ	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective at 11:59 P.M. on September 1, 2025 (the “Reverse Split Effective Time”), MSP Recovery, Inc. (the “Company,” “we,” “us,” or “our”) amended our Second Amended and Restated Certificate of Incorporation in the State of Delaware (the “Amendment”), which provides that every seven (7) shares of our issued and outstanding Class A Common Stock and Class V Common Stock (together with the Class-B Units) will automatically be combined into one issued and outstanding share of Class A Common Stock and Class V Common Stock (together with the Class-B Units), respectively, without any change in the par value per share (the “Reverse Stock Split”). On August 18, 2025, a majority of our stockholders approved a reverse stock split subject to the board of directors determining the final ratio. The Company’s Class A Common Stock began trading on a split-adjusted basis on the Nasdaq Capital Market (“Nasdaq”) at the market open on September 2, 2025.

At the Reverse Stock Split Effective Time, every seven (7) issued and outstanding shares of the Company’s Class A Common Stock and Class V Common Stock (together with the Class-B Units) were converted automatically into one share of the Company’s Class A Common Stock and Class V Common Stock (together with the Class-B Units), respectively, without any change in the par value per share. The Reverse Stock Split reduced the number of shares of Class A Common Stock issued and outstanding from approximately 7.2 million to approximately 1.0 million, and the number of Up-C Units, which one share of Class V Common Stock forms a part, from approximately 3.3 million to approximately 0.5 million.

No fractional shares were issued in connection with the Reverse Stock Split. Stockholders who would otherwise be entitled to receive a fractional share due to holding a number of shares not evenly divisible by the exchange ratio within the specified range had the number of new shares to which they were entitled rounded up to the nearest whole number of shares. No stockholders received cash in lieu of fractional shares.

The Reverse Stock Split affected all stockholders uniformly and will not alter any stockholders’ percentage interest in the Company’s equity, except to the extent that the Reverse Stock Split would result in a stockholder owning a fractional share and such stockholder receives a whole share in lieu thereof. Proportional adjustments will be made to the terms of the Company’s MSPRW and MSPRZ warrants.

The Reverse Stock Split does not otherwise modify any rights or preferences of the Company’s Class A Common Stock, Class V Common Stock, or the Up-C Units. The Reverse Stock Split is intended to increase the market price per share of the Company’s Class A Common Stock to ensure the Company maintains compliance with Nasdaq Marketplace Rule 5550(a)(2).

The trading symbol for the Company’s Class A Common Stock will remain “MSPR.” The new CUSIP number for the Company’s Class A Common Stock following the Reverse Stock Split will be 553745-40-7.

The foregoing description is qualified in its entirety by the Amendment, which is attached as Exhibit 3.1 hereto, and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)
Exhibits

Exhibit Number	Description
3.1	Certificate of Amendment to Second Amended and Restated Certificate of Incorporation
104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MSP RECOVERY, INC.
Dated: September 2, 2025

	By:	/s/ Alexandra Plasencia
	Name:	Alexandra Plasencia
	Title:	General Counsel